                                 AMENDMENT NO. 1

          Amendment No. 1 dated as of September 15, 2004 (this  "Amendment")  to the letter  agreement dated February 10, 2003 between Mark Koch ("Koch") and Del
Global Technologies Corp. (the "Company"), a copy of which is attached hereto as
Exhibit A (the "Agreement").

          WHEREAS,  Koch  and the  Company  have  previously  entered  into  the
Agreement;

          WHEREAS,  effective August 25, 2004, the Company has appointed Koch as its Principal Accounting Officer; and

          WHEREAS, the Company and Koch have determined that it is in their best interests to amend the  Agreement as  hereinafter  set forth and the Company has duly approved this Amendment and authorized its execution and delivery;

          NOW, THEREFORE, the parties hereto agree as follows:

          1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given to them in the Agreement.

          2. The  Company  and Koch  hereby  acknowledge  and agree that (i) the appointment  of Koch as  Principal  Accounting  Officer of the  Company and as a
director of Villa Sistemi Medicali, S.p.A. ("Villa") and (ii) any return by Koch to the  position  of  Controller  of the  Company  (provided  Koch's base salary remains at least  $165,000 per annum and his bonus target remains at 20%) or any resignation  by, or removal  of,  Koch as a director  of Villa or any failure of
Koch to be  re-elected  as a director of Villa shall not be deemed a substantial change in Koch's duties, functions, responsibilities or authorities for purposes of paragraph 7 of the Agreement.

          3. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          4. This  Amendment may be executed in any number of  counterparts  and each of such  counterparts  shall for all  purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

          5. Except as expressly  amended hereby,  the Agreement shall remain in full force and effect.

          IN WITNESS  WHEREOF,  this  Amendment is executed as of the date first set forth above.

                                       DEL GLOBAL TECHNOLOGIES CORP.

                                       By: /s/ Walter F. Schneider
                                          --------------------------------------
                                          Name:   Walter F. Schneider
                                          Title:  President and Chief
                                                  Executive Officer

/s/ Mark Koch
---------------------------
Mark Koch